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                                                                   EXHIBIT 10.32

                   AGREEMENT FOR PURCHASE AND SALE OF LICENSES

        This Agreement for Purchase and Sale of Licenses (the "Agreement") is entered into as of this 7th day of January, 2000 (the "Effective Date"), by and between Radiofone PCS, L.L.C., a Louisiana limited liability company with its principal place of business located at 3131 N. I-10 Service Road, Metairie, Louisiana 70002 ("Seller"), and Leap Wireless International, Inc., a Delaware corporation with its principal place of business located at 10307 Pacific Center Court, San Diego, California 92121 ("Buyer").

               WHEREAS, Seller has acquired the authorization of the Federal Communications Commission (the "FCC") to construct and operate personal communication services ("PCS") wireless telecommunications systems ("Systems") in the Basic Trading Areas ("BTAs") listed on Exhibit A, which is attached hereto (collectively referred to herein as the "Licenses");

               WHEREAS, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase from Seller, the Licenses described on Exhibit A on the terms and subject to the conditions set forth herein; and

               WHEREAS, the prior consent of the FCC to the transfer of the respective Licenses from Seller to Buyer is required, and the parties intend that the transfer of each License contemplated by this Agreement will be consummated only if such consent to the transfer of each License is obtained.

               NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

               1.1. Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

               "Denver License" means the License for the Denver BTA described on Exhibit A attached hereto.



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               "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, right of first offer or first refusal, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind.

               "Expenses" means any fees or expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under Article X hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

               "FCC Consent" means the consent of the FCC to the assignment of the Licenses described herein from Seller to Buyer.

               "FCC Note and Security Agreement" means that certain Promissory Note and Security Agreement executed by Seller in favor of the United States Federal Government, representing installment payment obligations on the Denver License obtained in the FCC's F-Block auction of PCS spectrum, copies of which are attached hereto as Exhibit B.

               "Final Order" means action by a regulatory authority as to which
(i) no request for stay by such authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such authority, and the time for filing any such petition has passed; (iii) such authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of such authority's action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

               "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

               "IRS" means the Internal Revenue Service.

               "Licenses" shall have the meaning set forth in the Recitals to this Agreement.

               "Losses" means any loss, cost, obligation, liability, settlement payment, award, judgment, fine, penalty, damage, expense, deficiency or other charge.

               "Material Adverse Change" means any material adverse change in the assets, liabilities, business, condition (financial or otherwise), operations, results of operations or prospects of Seller.

               "Pittsburgh License" means the License for the Pittsburgh BTA described on Exhibit A attached hereto.



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               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

               "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body or common law.


                                   ARTICLE II
                                PURCHASE AND SALE

        2.1 Purchase of Licenses. On the Pittsburgh Closing Date (as defined below), upon the terms and subject to the representations, warranties and conditions of this Agreement, Seller shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Pittsburgh License described on Exhibit A, free and clear of all Encumbrances. On the Denver Closing Date (as defined below), upon the terms and subject to the representations, warranties and conditions of this Agreement, Seller shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Denver License described on Exhibit A, free and clear of all Encumbrances, except for the FCC Note and Security Agreement related thereto.

        2.2 Purchase Price Payable at Closings.

               (a) At the Pittsburgh Closing, Buyer shall pay and deliver to Seller, in immediately available funds, Eighteen Million Three Hundred Seventy Thousand U.S. Dollars ($18,370,000) in exchange for the Pittsburgh License.

               (b) At the Denver Closing, Buyer shall pay and deliver to Seller, in exchange for the Denver License: (i) 232,755 (Two Hundred Thirty Two Thousand Seven Hundred Fifty Five) shares of its Common Stock, $.0001 par value per share (as adjusted for stock splits, stock combinations and the like occurring prior to the Denver Closing Date), registered in the name of Seller (the "Leap Shares"), and (ii) in immediately available funds, an amount equal to $3,430,000 (Three Million Four Hundred Thirty Thousand U.S. Dollars) less the amount of the Assumed Liabilities (as defined in Section 2.3 below).

        2.3 Assumed Liabilities. At the Denver Closing, Buyer shall assume Seller's obligations under the FCC Note and Security Agreement accruing from and after the Denver Closing Date in accordance with the terms and subject to the conditions thereof, but in no event in an amount that exceeds the amount set forth on Exhibit A adjacent to the Denver License (the "Assumed Liabilities"). Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in this Section 2.3, Buyer shall not assume, or otherwise be responsible for any liabilities, obligations or indebtedness of Seller and its affiliates, whether direct or indirect, liquidated or unliquidated, known or unknown, whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether arising out of occurrences prior to, at or after the date hereof.



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                                   ARTICLE III
                                     CLOSING

        3.1 Closings.

               (a) Subject to the fulfillment or waiver of the parties' respective conditions to closing set forth in Article XIII and Article IX, the closing of the transfer of the Pittsburgh License (the "Pittsburgh Closing") shall occur at the offices of Seller, at 10:00 A.M., local time, on a date to be specified by Buyer to Seller which closing date will not be more than ten (10) business days after the date on which the FCC, and all other state and federal regulatory authorities, if any, shall have issued a Final Order consenting to the transfer of the Pittsburgh License from Seller to Buyer, or such other time and place as the parties may agree (such date, the "Pittsburgh Closing Date").

               (b) Subject to the fulfillment or waiver of the parties' respective conditions to closing set forth in Article XIII and Article IX, the closing of the transfer of the Denver License (the "Denver Closing" and together with the Pittsburgh Closing, the "Closings") shall occur at the offices of Seller, at 10:00 A.M., local time, on a date to be specified by Buyer to Seller which closing date will not be more than ten (10) business days after the date on which the FCC, and all other state and federal regulatory authorities, if any, shall have issued a Final Order consenting to the transfer of the Denver License from Seller to Buyer, or such other time and place as the parties may agree (such date, the "Denver Closing Date" and together with the Pittsburgh Closing Date, the "Closing Dates").

               (c) The parties will use reasonable efforts to conduct the Closings concurrently. The parties understand and agree, however, that the respective Closings of the purchase and sale of the Pittsburgh License and the Denver License are not conditioned upon one another and may occur separately and independently from one another. The respective Closings shall occur in accordance with Sections 3.1(a) and (b), regardless of whether the other Closing is ready to occur or may not occur at all.

        3.2. Closing Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article VIII, at each respective Closing, Buyer shall deliver to Seller all of the following:

               (a) immediately available funds in the respective amounts set forth in Section 2.2 above, and at the Denver Closing only, the Leap Shares;

               (b) at the Denver Closing only, an instrument of assumption of the FCC Note or at Buyer's sole option, an instrument necessary to arrange for such debt to be extinguished and replaced with debt to the FCC, for which Buyer shall be responsible;

               (c) A certificate of good standing of Buyer issued within thirty
(30) days prior to the respective Closing Dates by the Secretary of State of the State of Delaware;



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               (d) A certificate of the Secretary of Buyer dated as of the respective Closing Dates, as to the resolutions of the Board of Directors of Buyer or written consent of the members thereof authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

               (e) a certificate of an officer of Buyer, dated the respective Closing Dates, certifying that as of such Closing Date, each representation and warranty of Buyer contained in this Agreement is true and correct in all material respects and that Buyer has complied in all material respects with all of its obligations under this Agreement; and

               (f) an opinion of Buyer's general counsel, dated as of such respective Closing Dates, substantially in the form of Exhibit E attached hereto.

        3.3. Seller Closing Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IX, at each respective Closing, Seller shall deliver to Buyer all of the following:

               (a) As of the respective Closing Dates, written consent of the members of Seller authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

               (b) a certificate of an authorized member of Seller, dated the respective Closing Dates, certifying that as of such Closing Date, each representation and warranty of Seller contained in this Agreement is true and correct in all material respects and that Seller has complied in all material respects with all of its obligations under this Agreement;

               (c) an assignment of the applicable License in a form reasonably acceptable to Buyer;

               (d) an opinion of Seller's FCC regulatory counsel, dated as of such respective Closing Dates, substantially in the form of Exhibit C attached hereto;

               (e) all required third party consents to the consummation by Seller of the transactions contemplated by this Agreement; and

               (f) such other documents as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the transactions contemplated by this Agreement.

In addition to the above deliveries, Seller shall take all steps and actions as Buyer may reasonably request or as may otherwise be reasonably necessary to put Buyer in actual possession and control of the Licenses.



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                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller hereby represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of each Closing Date (as though then made):

               4.1 Organization of Seller. Seller is a limited liability company, duly organized and validly existing under the laws of the state of its formation. Seller has all requisite limited liability company power and authority to conduct the business contemplated by it and to own, lease and operate any properties or assets in connection therewith, and has applied for qualification or is duly qualified to do business as a foreign limited liability company in good standing in those jurisdictions, other than the state of its organization, in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not materially adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement.

               4.2 Authority of Seller. Seller has full power and authority to own and to operate the Licenses. Seller has full power and authority to execute, deliver and perform this Agreement and any agreement, document or instrument executed and delivered pursuant to this Agreement or in connection with this Agreement. The execution, delivery and performance of this Agreement and any agreement, document or instrument executed and delivered pursuant to this Agreement or in connection with this Agreement by Seller have been duly authorized and approved by all necessary corporate, board, shareholder and member action of Seller and its members, managers and affiliates. This Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally, and general principles of equity.

               4.3 No Conflicts. Except for the FCC Consent and the filing under, and the expiration or termination of applicable waiting period under, the HSR Act, neither the execution or delivery of this Agreement nor the consummation of any of the transactions contemplated hereby or compliance with or fulfillment of the terms, conditions and provisions hereof will (i) result in the creation or imposition of any Encumbrance upon any of the Licenses, or (ii) violate or conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination, modification or cancellation or a loss of rights under, or require any notice to, authorization or approval of, filing with or consent under (1) Seller's certificate of formation or limited liability company operating agreement or by-laws; (2) the FCC Note and Security Agreement;
(3) any other material note, indenture, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller is a party or any of the Licenses is subject or by which Seller is bound; (4) any Court Order to which Seller or its members or managers is a party or any of the Licenses is subject or by which Seller is bound; or (5) any Requirements of Law affecting Seller or its members or managers or the Licenses.



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               4.4 The Licenses. Seller validly holds the Licenses. Seller has not commenced or otherwise undertaken any system build-out activities with respect to the Licenses and has conducted no operations with respect thereto. Seller has performed as of the Effective Date, and will have performed as of the respective Closing Dates (other than any required buildout activities), all of its obligations required to have been performed under the Licenses, and, except as described in Exhibit D, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any of the Licenses or the FCC Note and Security Agreement which permits or, after notice or lapse of time or both, would permit revocation or termination of any of the Licenses, or which might adversely affect in any material respect the rights of Seller under any of the Licenses; no notice of cancellation, of default or of any dispute concerning any of the Licenses, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller; and each License is valid, subsisting and in full force and effect and may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (1) the occurrence of any breach, default or forfeiture of rights thereunder, or (2) except for the FCC Consent, the execution by Buyer of a note and security agreement with the FCC for the Denver License, and the filing under, and expiration or termination of the applicable waiting period under, the HSR Act, the consent, approval, or act of, or the making of any filing with, any Governmental Body. Seller has no reason to believe that the Licenses are not likely to be renewed in the ordinary course or that the holder of such Licenses would not be entitled to renewal expectancy as contemplated by FCC rules and regulations. Each of the Licenses
(i) was granted on the grant date specified on Exhibit A, (ii) expires on the expiration date specified on Exhibit A, and (iii) is subject to the five-year construction milestone date occurring on the date specified on Exhibit A.

               4.5 Title to Licenses. Seller has good and marketable title to all of the Licenses, free and clear of all Encumbrances, except for the FCC Note and Security Agreement relating to the Denver License. Upon delivery to Buyer on each Closing Date, Seller will transfer to Buyer good and marketable title to the respective License, subject to no Encumbrances, except for the FCC Note and Security Agreement.

               4.6 No Violation, Litigation or Regulatory Action.

               (a) The Licenses comply in all material respects with all applicable Requirements of Law;

               (b) Except for the FCC consent and the execution by Buyer of a Note and Security Agreement with the FCC for the Denver License, Seller and its managers and members have complied in all material respects with all Requirements of Law which are applicable to the Licenses; and

               (c) There is no investigation, claim, action, suit or other proceeding pending or, to the best knowledge of Seller, threatened against Seller, relating to Seller or the Licenses which, if adversely determined, either would result in the revocation, cancellation, suspension or adverse modification of any of the Licenses or would have a material adverse effect on the ability of Seller to perform its obligations hereunder or upon the financial condition, assets, business,



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prospects or results of operations of Seller, nor is Seller aware of any reasonable basis for any such investigation, claim, action, suit or proceeding.

               4.7 No Finder. No broker or finder has acted on behalf of Seller in connection with the transactions contemplated hereby.

               4.8 Restricted Securities.

        (a) Seller understands that the Leap Shares are characterized as "restricted securities" under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the "Securities Act") and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act except in certain limited circumstances. Seller understands that (i) the Leap Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the Leap Shares have not yet been registered under the Act, and (ii) such Leap Shares may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if Buyer so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

        (b) Seller understands that (i) the registrar or transfer agent for the Leap Shares will not be required to accept for registration of transfer any Leap Shares except upon presentation of evidence satisfactory to Buyer that the restrictions on transfer under the Securities Act have been complied with and
(ii) any Leap Shares in the form of definitive physical certificates will bear a legend substantially as set forth below:

               "THE SECURITIES EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND APPLICABLE STATE SECURITIES LAWS, AND THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITIES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE CORPORATION THAT (A) SUCH SECURITIES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE CORPORATION SO REQUESTS), (2) TO THE CORPORATION, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED



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               STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER
               WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               4.9 Investment. Seller (a) understands that the Leap Shares have not been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Leap Shares solely for its own account for investment purposes, and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction, (c) is a sophisticated purchaser with such knowledge and experience in business and financial matters that Seller is capable of evaluating the merits and risks of purchasing the Leap Shares, (d) has received certain information concerning Buyer and its subsidiaries and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Leap Shares, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Leap Shares, and (f) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

               4.10 FCC Matters.

               (a) The Licenses are validly issued in the name of Seller. Seller and its subsidiaries applied for and obtained the Licenses in compliance with FCC law, and Seller is, and on each applicable Closing Date will be, the exclusive holder of the Licenses. The Licenses have been granted by Final Order. The Licenses are in full force and effect, are unimpaired by any acts or omissions of the Seller and its affiliates, are free and clear of any restrictions which might limit the full operation of the Licenses, other than such restrictions as are imposed on PCS licensees and/or the wireless telecommunications industry generally. All reports and other documents required to be filed by Seller and its affiliates with the FCC and with state regulatory authorities have been filed. All such reports and documents are correct in all material respects.

               (b) None of the Seller or its subsidiaries have engaged in any course of conduct which would impair the Seller's ability to remain the holder of the FCC licenses and such persons are not aware of any reason why such Licenses might be revoked, canceled, suspended or otherwise transferred as a result of the transactions contemplated hereby. All material fees of Seller and its subsidiaries due and payable to governmental authorities pursuant to the Licenses have been paid (subject to late fees paid). Subject to obtaining the consent of the FCC to assign the Licenses to Buyer, Seller has, and on the Closing Date will have, the absolute and unrestricted right, power and authority under FCC law to hold the Licenses.

               (c) Seller and its subsidiaries are in compliance with Section 310(b) of the Communications Act, and all rules, regulations or policies of the FCC promulgated thereunder with respect to alien ownership.



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                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

               The Buyer hereby represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date of Agreement and will be true and correct as of each Closing Date (as though then made):

               5.1 Organization of Buyer. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

               5.2 Authority of Buyer. Buyer represents and warrants that it has full power and authority to execute, deliver and perform this Agreement and any agreement, document or instrument executed and delivered pursuant to this Agreement or in connection with this Agreement. The execution, delivery and performance of this Agreement and any agreement, document or instrument executed and delivered pursuant to this Agreement or in connection with this Agreement by Buyer have been duly authorized and approved by Buyer. This Agreement is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally, and general principles of equity.

               5.3. No Conflicts. Except for the FCC Consent, the execution by Buyer of a note and security agreement with the FCC for the Denver License, and the filing under and expiration or termination of the applicable waiting period under the HSR Act, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will:

               (a) Conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under:
(1) the Articles of Incorporation or By-laws of Buyer; (2) any material note, indenture instrument, agreement, license, permit or other right or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound; (3) any Court Order to which Buyer is a party or by which it is bound; or
(4) any Requirements of Laws affecting Buyer.

               (b) Require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with any Person other than Buyer's registrations and filings pursuant to Section 6.5 below.

               5.4. No Finder Fees. No broker or finder has acted on behalf of Buyer in connection with the transactions contemplated hereby, except for Katherine Drucker, whose fees shall be the responsibility of Buyer.

               5.5. Litigation. Except as disclosed in Buyer's periodic reports filed with the SEC and press releases, there is no investigation, claim, action, suit or other proceeding pending



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or, to Buyer's knowledge, threatened against Buyer, which if adversely determined, would have a material adverse effect on the ability of Buyer to perform its obligations hereunder, or upon the financial condition, assets, business, prospects or results of operations of Buyer, nor is Buyer aware of any reasonable basis for any such investigation, claim, suit or proceeding.

               5.6. Qualification. Buyer or its designated subsidiary is legally qualified to be an FCC licensee generally and specifically with regard to the Licenses and to Buyer's knowledge, to receive any authorization from any state or local regulatory authority necessary for it to acquire the Licenses.

               5.7 Leap Shares. The Leap Shares to be issued to Seller in exchange for the consideration set forth in this Agreement, when issued and delivered in accordance with the terms and conditions hereof, will be duly authorized, fully paid, validly issued and non-assessable.

                                   ARTICLE VI
                        ACTION PRIOR TO THE CLOSING DATE

               The parties hereto covenant and agree to take the following actions between the date hereof and the final Closing Date:

               6.1 Investigation by Buyer. Seller shall afford to Buyer and its authorized representatives reasonable access during normal business hours to the Licenses and Seller to the extent Buyer shall deem reasonably necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Licenses and Seller as shall be reasonably requested, including all such information as shall be necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Seller contained in this Agreement have been complied with and to determine whether the conditions set forth in Article VIII have been satisfied. No investigation made by Buyer or its representatives hereunder shall affect the representations and warranties of the Seller hereunder.

               6.2 Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action that would render any representation or warranty contained in this Agreement inaccurate in any material respect as of any Closing Date. Each party shall promptly notify the other in writing (a) of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement, (b) of any development causing a breach of any of the representations and warranties of such party in Articles IV or V above, as applicable, or (c) of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against such party which would have been disclosed if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof. No disclosure by any party pursuant to this Section 6.2, however, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty or breach of covenant therein.



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               6.3 Consents of Third Parties; Governmental Approvals.

               (a) Consents. Seller will act diligently and reasonably to secure, before each applicable Closing Date, any consent, approval or waiver, in form and substance reasonably satisfactory to Buyer, from any party as required to be obtained to assign or transfer the respective License to Buyer or to otherwise satisfy the conditions set forth herein; provided that neither Seller nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consent, or approval; and provided, further, that Seller shall not make any agreement or understanding affecting the Licenses as a condition for obtaining any such consent, approval or waiver except with the prior written consent of Buyer. During the period prior to each applicable Closing Date, Buyer shall act diligently and reasonably to cooperate with Seller to obtain the consents, approvals and waivers contemplated by this Section 6.3(a).

               (b) FCC Consents. Seller and Buyer shall, as promptly as practicable from the date of this Agreement, file with the FCC an FCC Form 603 (or other appropriate form) applications seeking consent to assign each respective License from Seller to Buyer or Buyer's subsidiary. The parties shall cooperate and use their respective reasonable efforts to prosecute such applications to a favorable conclusion and shall share equally any filing fees.

               (c) HSR Filing. Following the execution and delivery of this Agreement, Buyer and Seller will take such action, if any, as may be required to be taken by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with the transactions contemplated hereby. Each party will cooperate in the preparation of, will file complete and accurate notification and report forms with respect to the transactions contemplated hereby, pursuant to the HSR Act and the rules and regulations promulgated thereunder, and will file on a timely basis such additional information and documentary materials as may be requested by any governmental authority pursuant to the HSR Act. Each party will request early termination of the waiting period under the HSR Act. Each party shall promptly inform the other of any inquiries or communications from any such governmental authority and provide copies of any written communication relating thereto. Each party shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings. Except for the application fee of Buyer, which shall be paid in full by the Buyer, each of Buyer and Seller shall bear their respective costs for such compliance under this Section 6.3(c).

               6.4 Operations Prior to the Closing Dates. At all times prior to the final License Closing, Seller shall keep and maintain the Licenses current and in good standing, including without limitation, making any payment of principal, accrued interest, penalties or other indebtedness due to the FCC with respect to the Denver License on a timely basis. Seller shall retain control of the Licenses at all times prior to the respective Closing. Seller shall not:

                      (i) Sell, lease, transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Licenses, and/or

                      (ii) Take or agree to take any other action inconsistent with the consummation of the transactions contemplated by this Agreement.

               6.5 Registration Statement for Resale of Leap Shares.

               (a) Shelf Registration Statement. Not later than sixty (60) days prior to the expected Denver Closing Date, Buyer will file with the Securities and Exchange Commission (the "SEC") a shelf registration statement under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the "Securities Act") registering the Leap Shares for resale to the public by Seller pursuant to such registration statement and the prospectus included therein (the "Registration Statement"), free and clear of any restrictions under the Securities Act except for prospectus delivery requirements. Buyer shall use all reasonable efforts to cause such Registration Statement to become effective as promptly as practicable thereafter and, subject to Section 6.5(b), to remain effective until the expiration of the Resale Period (as defined in Section 6.5(b) below). Seller agrees to cooperate with and provide assistance to Buyer, as Buyer may reasonably request, in connection with any registration and sale of the Leap Shares.

               (b) Buyer Obligations. From time to time during the period commencing on the Denver Closing Date and ending upon the earlier of (x) the first anniversary of the Denver Closing Date, or (y) such time as Seller shall have advised Buyer in writing that it has completed its resale of the Leap Shares delivered hereunder (the "Resale Period") , Buyer shall do the following:

                (i) Prepare and deliver to Seller as many copies of the Prospectus (as hereafter defined) and other documents incident thereto, including any amendment or supplement to the Prospectus, as Seller may from time to time reasonably request;

                (ii) Use its reasonable efforts to comply with all requirements imposed upon it by the Securities Act, by the Securities Exchange Act of 1934 (as amended and together with the rules and regulations promulgated thereunder, the "Exchange Act"), and by the undertakings in the Registration Statement (including but not limited to the undertakings required by Item 512(g) of Regulation S-K) so far as is necessary to permit the continuance of resales of Leap Shares by Seller to the public, free and clear of any restrictions under the Securities Act except for prospectus delivery requirements, including the preparation and filing with the SEC of such amendment and supplements to such Registration Statement as may be necessary to comply with the provisions of the Securities Act. If, at any time during the Resale Period, an event shall occur which makes it necessary to amend or supplement the Registration Statement or the Prospectus to comply with law or with the rules and regulations of the SEC, Buyer shall forthwith notify Seller of the proposed amendment or supplement and prepare and furnish to Seller such number of copies of an amended or supplemented Registration Statement or Prospectus that complies with law and with such rules and regulations as Seller may reasonably request. Seller shall suspend its sales of Leap Shares pending the preparation and delivery of such amendment or supplement and until such time as each such amendment or amendments to the Registration Statement has been declared effective by the SEC. Buyer authorizes Seller, and any brokers or dealers effecting sales of the Leap Shares for the account of Seller, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Leap Shares in accordance with applicable provisions of the Securities Act and state securities laws. For purposes of this Agreement, the term "Prospectus" means the final prospectus relating to the Leap Shares most recently included in the Registration Statement or filed by Buyer pursuant to Rule 424 of the Securities Act and any amendments or supplements thereto filed by Buyer pursuant to Rule 424 of the Securities Act and shall include all documents or information incorporated in any such prospectus by reference;

                (iii) Promptly advise Seller (A) when any post-effective amendment of the Registration Statement is filed with the SEC and when any post-effective amendment becomes effective; (B) of any request made by the SEC for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information relating thereto; (C) of any suspension or threatened suspension of the use of any Prospectus in any state; and (D) of any proceedings commenced or threatened to be commenced by the SEC or any state securities commission which would result in the issuance of any stop order or other order or suspension of use. Buyer agrees to use its reasonable efforts to prevent or promptly remove any stop order or other order preventing or suspending the use of the Prospectus during the Resale Period at the earliest practicable date, and to comply with any such request by the SEC to amend or supplement the Prospectus;

                (iv) Take such action as shall be necessary to qualify and maintain the qualification of the Leap Shares covered by such registration under such state securities or "blue sky" laws of those jurisdictions within the United States and Puerto Rico as shall be reasonably required to effect offers and sales to the public during the Resale Period as Seller shall reasonably request; provided, however, that Buyer shall not be obligated to qualify as a foreign corporation to do business under the laws of or become subject to taxation in, any jurisdiction in which it shall not be then qualified, or to file any general consent to service of process;

                (v) Cause the Leap Shares to be registered pursuant to Section 12(b) or 12(g) of the Exchange Act and continually listed, subject to notice of issuance, on the NASDAQ-NMS or a national securities exchange, if such exchange is the principal market on which the Leap Shares are traded, and not subject to any restriction or suspension from trading on the NASDAQ-NMS or such national securities exchange; provided, however, that Buyer may deregister the Leap Shares registered pursuant to Section 12(b) or 12(g) of the Exchange Act if such deregistration is in connection with a merger, dissolution or other transaction in which the shareholders of Buyer receive prior to such deregistration either cash or securities that are listed on the NASDAQ-NMS or a national securities exchange or some combination of cash and such securities; provided, further, that Buyer may delist the Leap Shares from trading on the NASDAQ-NMS or national securities exchange if Buyer is concurrently listing such stock on the New York Stock Exchange or the American Stock Exchange;

                (vi) Provide a transfer agent and registrar for the Leap Shares registered pursuant to such Registration Statement, not later than the effective date of such registration; and

                (vii) Otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to security holders earnings statements satisfying the provisions of
        Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year), beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statements shall cover said 12-month periods.

               (c) Indemnification of Seller. Buyer shall indemnify, defend and hold harmless Seller, its officers and its directors and any controlling persons of Seller against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability) to which Seller or any of them may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such untrue statement or omission is based upon written information supplied by Seller or by any of its representatives for use in such Registration Statement; provided, however, this indemnity agreement shall not inure to the benefit of Seller, its officers or its directors or any controlling persons of Seller on account of any loss, claim, damage, liability or action arising from the sale of Leap Shares to any person if Seller fails to send or give a copy of the Prospectus (as amended or supplemented) to such person.

               (d) Indemnification of Buyer. Seller shall indemnify, defend and hold harmless Buyer, its officers and its directors and any controlling persons of Buyer against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability) to which Buyer or any such persons may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any such untrue statement or omission is based upon written information with respect to the plan of distribution of Seller supplied by Seller or its representatives for use in such Registration Statement.

               (e) Contribution. If for any reason the indemnification provided for in the preceding clauses (c) and (d) is unavailable to an indemnified party as contemplated by the such clauses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

               (f) Procedure for Indemnification The procedure for indemnification shall be as follows:

                (i) Notice. The indemnified party shall promptly give notice to the indemnifying party of any pending or threatened claim giving rise to indemnification under subsections 6.5(c) or (d) (a "Claim"), specifying the factual basis for the Claim and the approximate amount thereof.

                (ii) Control of Claim and Settlement. With respect to any Claim as to which a person is entitled to indemnification hereunder, the indemnifying party shall have the right at its own expense to participate in or assume control of the defense of the Claim, and the indemnified party shall cooperate fully with the indemnifying party, subject to reimbursement for actual out-of-pocket expenses incurred by the indemnified party as the result of a request by the indemnifying party. If the indemnifying party elects to assume control of the defense of any Claim, the indemnified party shall have the right to participate in the defense of the Claim at its own expense. If the indemnifying party does not elect to assume control or otherwise participate in the defense of any Claim, it shall be bound by the results obtained by the indemnified party with respect to the Claim. No indemnifying party shall be liable for any settlement effected without its written consent, not to be unreasonably withheld or delayed.

               (g) Survival. Notwithstanding any other provision of this Agreement, the indemnification obligations of the parties hereunder shall survive indefinitely. The provisions set forth in Article X hereof shall not apply to any facts or circumstances, which are the subject of indemnification pursuant to Sections 6.5(c) or 6.5(d).

               (h) Expenses. Buyer shall pay all expenses incident to the registration of the Leap Shares under this Section 6.5, including without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel for Buyer and its independent public accountants. With respect to sales of Leap Shares, Seller shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Leap Shares, the fees and disbursements of counsel retained by Seller and transfer taxes, if any.

               (i) Seller Information. Notwithstanding anything in this Agreement to the contrary, if Seller shall have failed to provide all information to Buyer required to be included in the Registration Statement as to Seller in sufficient time prior to the Denver Closing Date to enable Buyer to fulfill its filing obligations under Section 6.5(a) on a timely basis, then (A) the condition set forth in Section 9.4 shall not be a condition precedent to the Denver Closing and (B) the date by which Buyer must file the Registration Statement under Section 6.5(a) shall be extended a reasonable period of time to reflect the delay caused by Seller's failure to deliver the requisite information to Buyer.

               (j) Compliance. Seller will observe and comply with the Securities Act and the general rules and regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Leap Shares or any part thereof.

               6.6 Exclusivity. Until the termination of this Agreement, Seller will not (and the Seller will cause each of its members, managers and affiliates not to) (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of the Licenses or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing, which notice shall include the identity of the Person making the proposal, offer, inquiry or contact, and a summary of the principal terms thereof.


                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

               7.1 Non-Competition. Effective at and as of the Closing:

               (a) Seller, its members, executive officers and principals covenant and agree, for themselves and their respective affiliates, that for a period of two (2) years after the respective Closing, such persons, and their respective affiliates shall not, directly or indirectly, engage in any activities that may compete with Buyer within the BTAs covered by the respective License. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 7.1, then such unenforceable covenant shall be deemed eliminated from these provisions to the extent necessary to permit the remaining separate covenants to be enforced.

               (b) The words "directly or indirectly" as they relate to any activity prohibited by the terms of this Section 7.1, mean (i) acting as an agent, representative, consultant, officer, director, partner, employee or independent contractor of any entity or enterprise that engages in any such activity; or (ii) participating in any such entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market).

               7.2 Reasonable Efforts. Subject to the terms and conditions herein, each of the parties hereto agrees to use all commercially reasonably efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. In case at any time after a Closing any further action is reasonably necessary to carry out the purposes of this Agreement, the proper agents, officers and directors of each party hereto shall take such action.

               7.3 Governmental Authorizations. Seller shall not cause or permit, by any act or failure to act, any of its governmental authorizations or Licenses to expire or to be surrendered or modified, or take any action that would cause any governmental authority to institute proceedings for the suspension, revocation, or material and adverse modification of any of such governmental authorizations or fail to prosecute with due diligence any pending applications for any governmental authority in connection with the Licenses.

               7.4 Market Stand-Off. If at any time Buyer conducts an underwritten public offering of its Common Stock or other securities, Seller agrees that it will not, without the prior consent of the underwriters of such public offering, during the period commencing on the date of the pricing of such public offering and ending on the earlier of ninety (90) days after the date of the final prospectus relating to such public offering or June 30, 2000, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Leap Common Stock or any securities convertible into or exercisable or exchangeable for Leap Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Leap Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The provisions of this
Section 7.4 shall also be for the benefit of Buyer's underwriters in any such public offering, who shall be deemed to be express third party beneficiaries of this Section 7.4. Seller agrees to execute and deliver a customary "lock-up" agreement with Buyer's underwriters in any such public offering containing substantially the same terms and conditions as this Section 7.4 if requested by Buyer's underwriters to do so.

                                  ARTICLE VIII
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

               The obligations of Buyer under this Agreement shall be, at the option of the Buyer, subject to the satisfaction of the conditions set forth below, on or prior to each respective Closing Date. These conditions are for Buyer sole benefit and may be waived by Buyer at any time in its sole discretion.

               8.1 No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects, on such Closing Date as though made on such Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer.

               8.2 No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

               8.3 Final Order and HSR Approval. The FCC, and all appropriate state and other governmental authorities, if any, shall have issued a Final Order granting their consent to (1) the transfer of the respective License to Buyer without any additional expenses or unreasonable requirements imposed on Buyer as a condition to transfer and (2) with respect to the Denver Closing only, to Buyer's assumption of the FCC Note and Security Agreement without any conditions materially adverse to Buyer, and on terms no more onerous to Buyer than are the terms to Seller under the existing FCC Note and Security Agreement. The applicable waiting period under the HSR Act, if applicable, shall have expired or been terminated. With respect to the Denver Closing only, the FCC shall not have issued any adverse changes to the July 22, 1999 conditional order setting forth the FCC's ruling that Leap is a "designated entity" qualified to hold C-Block and F-Block licenses.

               8.4 Necessary Consents and Corporate Approval. Seller shall have delivered all third party consents required for Seller to consummate the transaction contemplated by this Agreement.

               8.5 Closing Deliveries. Seller shall have made all of its Closing Deliveries.


                                   ARTICLE IX
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

               The obligations of the Seller under this Agreement shall be, at the option of the Seller, subject to the satisfaction of the conditions set forth below, on or prior to each respective Closing Date. These conditions are for Seller's sole benefit and may be waived by Seller at any time in its sole discretion.

               9.1 No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein and each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct in all material respects, on each Closing Date as though made on each Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement.

               9.2 No Restraint or Litigation. No action, suit or proceeding by any Governmental Body shall have been instituted to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

               9.3 Closing Deliveries. Buyer shall have made all of its Closing Deliveries.

               9.4 Shelf Registration Statement. For the Denver Closing only, the Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Denver Closing Date.

               9.5 FCC and HSR Approval. The FCC shall have granted its consent and approval to (1) transfer the respective License from Seller to Buyer, and
(2) with respect to the

Denver Closing only, to Buyer's assumption of the FCC Note and Security Agreement. The applicable waiting period under the HSR Act, if applicable, shall have expired or been terminated.


                                    ARTICLE X
                                 INDEMNIFICATION

               10.1 Survival. All of the representations and warranties of the Parties contained in Article IV or Article V shall survive the final Closing hereunder (even if the other Party knew or had reason to know of any misrepresentation or breach of warranty at the time of such Closing) and shall continue in full force and effect until the three (3) year anniversary of the final Closing Date, except that the representations and warranties set forth in Sections 4.2, 4.5 and 4.6 shall survive the final Closing and continue in full force and effect forever thereafter.

               10.2 Indemnification by Seller. In the event Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained herein and, if there is an applicable survival period pursuant to Section 10.1 above and the Buyer makes a written claim against Seller within such period, or in the event of any actual or threatened claim, action, suit or proceeding against Buyer or any of its subsidiaries arising from Seller's ownership or operation of any License prior to the respective Closing therefor, then the Seller agrees to indemnify the Buyer and its directors, officers, stockholders, agents, successors and assigns from and against the entirety of any Losses or Expenses any such person may incur through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), or such claim, action suit or proceeding.

               10.3 Indemnification by Buyer. In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties, and covenants contained herein and, if there is an applicable survival period pursuant to Section 10.1 above and the Seller makes a written claim against Buyer within such period, or in the event of any actual or threatened claim, action, suit or proceeding against Seller or any of its subsidiaries arising from Buyer's ownership or operation of PCS Systems under the Licenses following the respective Closings therefor, then Buyer agrees to indemnify Seller and its directors, officers, stockholders, agents, successors and assigns from and against the entirety of any Losses or Expenses any such person may incur through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), or such claim, action, suit or proceeding.

               10.4 Certain Limitations. Notwithstanding any provision of this Agreement to the contrary:

               (a) The maximum aggregate liability of Seller or Buyer pursuant to its indemnification obligations under Section 10.2 or Section 10.3, respectively, shall be $33,400,000; provided, that such amount shall be reduced by $15,030,000 if this Agreement is terminated with respect to the Denver License prior to the Closing thereof, or by $18,370,000 if this Agreement is terminated with respect to the Pittsburgh License prior to the Closing thereof; and

               (b) The provisions of Article X shall not apply to any Claims, Losses or Expenses incurred arising from or related to any material misstatement contained in or material omission from the Registration Statement or Prospectus contemplated by Section 6.5 hereof. The indemnification and contribution provisions under Section 6.5 shall apply exclusively to any such Claims, Losses or Expenses.

               10.5 Notice of Claims.

               (a) Any party (the "Indemnified Party") seeking indemnification under this Article X shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

               (b) Subject to Section 10.4, after the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article X shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; or (ii) by a final judgment or decree of any court of competent jurisdiction. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

               10.6 Third Person Claims.

               (a) Subject to Section 10.6(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within fourteen (14) days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

               (b) if any third Person claim, action or suit against any Indemnified Party is solely for money damages or, where the Seller is the Indemnitor will have no continuing effect in any material respects on the Licenses, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

               10.7 Amount of Indemnification Payments. In calculating any Loss or Expense there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer) and (ii) the net present value of any actual tax benefit to the Indemnified Party (or any of its affiliates) with respect to such Loss or Expense (after taking into account the actual tax effect of receipt of the indemnification payments).


                                   ARTICLE XI
                                   TERMINATION

               11.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated:

               (a) by the mutual written consent of Seller and Buyer;

               (b) by either Buyer or Seller upon written notice to the other, in the event the other party (the "Breaching Party") has materially breached its representations, warranties or covenants contained in this Agreement and failed to cure such breach within the 30-day cure period specified in this subsection; provided, however, that the party claiming such breach (i) is not itself in material breach of its representations, warranties or covenants contained herein, (ii) promptly notifies the Breaching Party in writing (the "Termination Notice") of its intention to terminate this Agreement, (iii) specifies in such Termination Notice the representation, warranty or covenant of which the Breaching Party is allegedly in material breach, and (iv) provides the Breaching Party with thirty (30) days within which to cure such alleged breach, unless such alleged breach may not reasonably be cured within such 30-day period;

               (c) by either Buyer or Seller upon written notice to the other, upon the other party's filing, or having filed against it and remaining pending for more than thirty (30) days, a petition under Title 11 of the United States Code or similar state law provision seeking protection from creditors or the appointment of a trustee, receiver or debtor in possession;

               (d) by either Buyer or Seller upon written notice to the other, if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

               (e) by Buyer upon written notice to Seller upon the occurrence of a "Seller Default" (as defined below); or

               (f) by either Buyer or Seller upon twenty (20) days' prior written notice of such termination, if the Pittsburgh Closing or the Denver Closing, or both of them, shall not have occurred on or before the nine (9) month anniversary of the Effective Date of this Agreement; provided, however, that if one of the Closings has occurred prior to such termination, this Agreement shall continue in full force and effect in accordance with its terms with respect to the particular License for which the Closing already had been consummated.

For purposes of Section 11.1(e) above, "Seller Default" means: (1) Seller or any of its subsidiaries has failed to make any payments when due of any principal, interest, fees, lease rentals, or any and all other amounts owed to third parties in an aggregate amount in excess of $50,000; (2) Seller or any of its subsidiaries have breached the Licenses, have failed to make payments of principal or accrued interest such that Seller cannot deliver good title to the respective Licenses to Buyer, or have failed to continue to hold the Licenses, directly or indirectly free and clear of all liens and Encumbrances; (3) the occurrence of a Material Adverse Change with respect to Seller and its subsidiaries; (4) Seller or any of its subsidiaries have suffered a material lapse in the customary types and amounts of insurance coverage carried for their business, (5) Seller or any of its subsidiaries has defaulted on any of its outstanding indebtedness to third parties having a principal amount exceeding $250,000, whether as a result of the failure to pay money or otherwise; (6) Seller or any of its subsidiaries becomes insolvent, or is unable to pay its debts as they become due, or makes an assignment for the benefit of creditors, or files a voluntary petition in bankruptcy, or suffers the filing of an involuntary petition in bankruptcy, or seeks protection from creditors under any state law provision, or becomes subject to the appointment of a trustee or receiver over its assets; or (7) one or more judgments have been entered against Seller or any of its subsidiaries involving an aggregate amount of greater than $250,000.

               11.2 Effect of Termination. In the event of termination of this Agreement by either party, except as otherwise provided herein, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party (except for any liability of any party then in breach). The provisions of Sections 6.5(c)-(g), Article X and Sections 11.2, 12.1, 12.6, 12.7, 12.11, 12.12, 12.13, and 12.14 shall expressly survive the expiration or termination of this Agreement. Nothing is this Section 11.2 shall be deemed to release any party from any liability for breach by such party of the terms and provisions of this Agreement or from any obligations that exist under separate agreements between the parties.


                                   ARTICLE XII
                               GENERAL PROVISIONS

               12.1 Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents. Such documents, materials and information shall not be communicated to any third Person except to employees, representatives or partners of Buyer or Seller with a need to know and such persons shall be informed of the confidential nature of such information. No party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Licenses. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to a party hereto from a source other than another party hereto, (ii) is or becomes available to the public other than as a result of disclosure by a party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) is independently developed by such party without reference to the confidential information of the other party; (v) a party reasonably deems necessary to disclose to in order to obtain any of the consents or approvals contemplated hereby. To the extent the provisions of this paragraph conflict with the existing Non-Disclosure Agreement ("NDA") between the parties, the provisions of the NDA shall prevail.

               12.2 No Public Announcement. No party shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with accounting and Securities and Exchange Commission disclosure obligations or applicable FCC disclosure obligations.

               12.3 Notices. All notices, certifications, requests, demands, payments and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if mailed, by certified mail, first class postage prepaid, or delivered personally, or if sent by facsimile, with transmission confirmed by telephone and simultaneously followed by the original instructions by first class mail, postage prepaid:

               If to Seller:

                      Radiofone PCS, L.L.C.
                      3131 N. I- 10 Service Road
                      Metairie, Louisiana  70002

                      Telephone: (504) 830-5400
                      Fax: (504) 830-5498


               with a copy (which shall not constitute notice) to:

                      Karl J. Zimmermann
                      Baldwin & Haspel, L.L.C.
                      2200 Energy Centre,  1100 Poydras Street
                      New Orleans, LA 70163
                      Telephone: (504) 585-7711
                      Facsimile: (504) 585-7751


               If to Buyer:

                      Leap Wireless International, Inc.
                      10307 Pacific Center Court
                      San Diego, California 92121

                      Attention:  Legal Department
                      Telephone: (858) 882-6000
                      Facsimile: (858) 882-6040

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices given by United States certified mail as aforesaid shall be effective on the third business day following the day on which they were deposited in the mail. Notices delivered in person shall be effective upon delivery. Notices given by facsimile shall be effective when transmitted, provided facsimile notice is confirmed by telephone and is transmitted on a business day during regular business hours.

               12.4 Successors and Assigns.

               (a) The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other, except that the rights of Buyer hereunder may be assigned prior to the Closing, without the consent of Seller, to any of its affiliates, subsidiaries, successors and assigns ("Permitted Assignees").

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case Buyer, any Permitted Assignees as well as the successors in interest to such Permitted Assignee. Except pursuant to Section 7.4, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and Permitted Assignees, any right, remedy or claim under or by reason of this Agreement.

               12.5 Entire Agreement; Amendments. This Agreement and the Exhibits referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including the Memorandum of Understanding entered into as of December 7, 1999 by and between the parties. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

               12.6 Waivers. Any failure of either Buyer or Seller to comply with any obligation, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

               12.7 Expenses. Each party hereto will pay all of its own costs and expenses incident to its negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the fees, expenses and disbursements of its counsel and advisors. In the event either party shall bring an action in connection with the performance, breach or interpretation of this Agreement, the prevailing party in any such action shall be entitled to recover from the losing party all reasonable costs and expenses of such action, including attorneys' fees.

               12.8 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable; provided, however, that if the removal of such offending term or provision materially alters the burdens or benefits of any of the parties under this Agreement, the parties agree to negotiate in good faith such modifications to this Agreement as are appropriate to ensure the burdens and benefits of each party under such modified Agreement are reasonably comparable to the burdens and benefits originally contemplated and expected.

               12.9 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

               12.10 Further Assurances. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put the Buyer in possession of, any part of the Licenses.

               12.11 Resolution of Disputes. Except with respect to a breach of the obligations of confidentiality, non-competition and actions detrimental to the acquisition of the Licenses contemplated hereunder, as to which the non-breaching party shall have the right to seek injunctive remedy or other equitable remedies, senior management employees of Buyer and Seller shall meet and negotiate in good faith to reach a satisfactory resolution to any dispute arising in connection with this Agreement. If such negotiations do not result in a resolution within five (5) days after the first meeting of such representatives, then any dispute, claim or controversy arising under this Agreement or in any way related to this Agreement, or its interpretation, enforceability or inapplicability shall be submitted to binding arbitration at the election of either party. The arbitration shall be conducted by a single arbitrator. The arbitration shall be conducted in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration award shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

               12.12 Governing Law. This Agreement shall be governed by, enforced and construed in accordance with the laws of the State of New York, - without regard to choice of law principles.

               12.13 Specific Performance. Notwithstanding anything herein to the contrary, if either Buyer or Seller fails to perform any of its obligations under this Agreement, the other party shall have the right, in addition to all other rights or remedies, to specific performance of the terms hereof.

               12.14 Headings. Subject headings are included for convenience only and shall not effect the interpretation of any provisions of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



Radiofone PCS, L.L.C.                       Leap Wireless International, Inc.

By LG PCS, Inc. an
authorized member


By: /s/ Lawrence Garvey                     By: /s/ Harvey White
   -----------------------------               ---------------------------
Name: Lawrence Garvey                          Name: Harvey White
Its:  President                                Its:  Chairman and CEO




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